GIBRALTAR INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN
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Second Amendment to
Third Amendment And Restatement
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Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”), adopted an equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Plan”) for the purpose of carrying into effect its objective to provide its employees and its non-employee directors, consultants and other service providers with equity based incentives to increase their motivation to improve the profitability of the Company.
The Company has adopted and the stockholders of the Company have approved the adoption of a new equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “New Plan”). In connection with the Company’s adoption of the New Plan, the Company desires to amend the Plan to provide that effective as of May 7, 2015, no further Awards will be granted to any Eligible Persons under the terms of the Plan except for Restricted Units which are to be credited to the Accounts of Employees pursuant to elections made by such Employees to defer a portion of their Base Salaries under the terms of the Company’s 2005 Management Stock Purchase Plan (the “2005 MSPP”) for the 2015 calendar year and Restricted Units which will be credited to Accounts of non-Employee Directors pursuant to elections made by the Company’s Directors to defer a portion of their Director Fees under the terms of the 2005 MSPP for the 2015 calendar year.
In connection with the foregoing, the Company hereby adopts the following as the Second Amendment to the Third Amendment and Restatement of the Gibraltar Industries, Inc., 2005 Equity Incentive Plan effective as of May 7, 2015:
1.    Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Plan.

2.    The Plan is hereby amended to the full extent necessary to provide that: (1) no additional Awards shall be granted to any Participants under the terms of the Plan except for Restricted Units which are to be credited to the Accounts of Participants under the terms of the Fourth Amendment and Restatement of Gibraltar Industries, Inc. Management Stock Purchase Plan, as amended effective as of the date of this amendment (hereinafter the “MSPP”); (2) all rights of Participants under the terms of Awards made pursuant to the Plan shall continue in full force and effect on and after the date hereof; and (3) effective as of May 7, 2015, no further Shares shall be issuable to any Participants under the terms of the Plan except for changes in the number of Shares which may be issued to Participants pursuant to the terms of any Awards issued prior to May 7, 2015 as may be required pursuant to the provisions of Section 3.02 of the Plan.

3.    Except as amended pursuant to the provisions of Section 2 above, the provisions of the Plan shall continue in full force and effect following the date hereof.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Second Amendment to the Third Amendment and Restatement of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan to be executed as of the 7th day of May, 2015.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Paul M. Murray
Paul M. Murray
Senior Vice President of Human Resources
and Organizational Development